As filed with the Securities and Exchange Commission on May 14, 2003
                                          Registration No. 333-66263
____________________________________________________________________
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                              FORM S-8
                       REGISTRATION STATEMENT
                              under the
                       SECURITIES ACT OF 1933

                       CONCEPTS DIRECT, INC.
      (Exact name of registrant as specified in its charter)

       Delaware                                52-1781893
(State or Other Jurisdiction               (I.R.S. Employer
of Incorporation or Organization)       Identification Number)

                       Concepts Direct, Inc.
                         2950 Colorful Ave.
                     Longmont, Colorado  80504
                           (303) 772-9171
  (Address and telephone number of principal executive offices and principal place of business)

                         Phillip A. Wiland
                       Concepts Direct, Inc.
                         2950 Colorful Ave.
                     Longmont, Colorado  80504
                           (303) 772-9171
      (Name, address and telephone number of agent for service)

                  COPIES OF ALL COMMUNICATIONS TO:
                       Kevin M. Kelly, Esq.
                 Rothgerber Johnson & Lyons LLP
               1200 Seventeenth Street, Suite 3000
                        Denver, Colorado 80202
                            (303) 628-9514
                          (303) 623-9222 FAX

                     DEREGISTRATION OF SECURITIES

Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on October 28, 1998, Concepts Direct, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.


                             SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on May 14, 2003.


                                CONCEPTS DIRECT, INC.

Date: May 14, 2003              By: /s/ Phillip A. Wiland
                                ______________________________
                                Phillip A. Wiland, Chief
                                Executive Officer and Director

In accordance with the requirements of the Securities Exchange Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: May 14, 2003              /s/ Phillip A. Wiland
                                ______________________________
                                Phillip A. Wiland, Chairman of the
                                Board of irectors, Chief Executive
                                Officer, and President

Date: May 14, 2003              /s/Zaid H. Haddad
                                ______________________________
                                Zaid H. Haddad, Chief Financial
                                Officer
                                Principal Financial Officer and
                                Principal Accounting Officer)

Date: May 14, 2003              /s/ Kenneth M. Gassman
                                ______________________________
                                Kenneth M. Gassman, Director